EXHIBIT 99.1
NEWS RELEASE DATED July 14, 2009
   NEWS RELEASE

NetSol Technologies Announces Improved Financial Performance Outlook With Preliminary Fiscal Fourth Quarter 2009 Results

 Fiscal Fourth Quarter Revenue Growth Projected Between 30% to 35% Sequentially

Contract Wins and Cost Reduction Measures Yielding Material Improvements in
Sequential Bottom Line Performance

EMERYVILLE, CA – July 14, 2009 -- NetSol Technologies, Inc. “NetSol” (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK), a U.S. corporation providing global business services and enterprise application solutions to private and public sector organizations worldwide, today announced the company’s expectations for improved sequential financial performance for the fiscal fourth quarter of 2009.

Based on recent business activities, the company has significantly improved visibility and its results:

•	Based on preliminary unaudited results, the Company currently projects fiscal fourth quarter 2009 sequential revenue growth of between 30 percent and 35 percent.
•	Improved sequential revenues are expected to have a positive impact on EBITDA results for the fiscal fourth quarter 2009 and fiscal first quarter 2010.
•	Previously announced comprehensive cost reduction measures are contributing to improved gross profit performance.
•	Strength in Asia Pacific region includes two recently announced significant wins in China for licensing of NetSol Financial Suite (NFS) solutions.
•	Increased traction in public and defense related opportunities include significant new business with the Government of Sindh.
•	Fiscal first quarter 2010 begins with stronger revenue backlog and global sales pipeline.

Najeeb Ghauri, NetSol Technologies chairman and chief executive officer, stated, “Based on preliminary unaudited results for our fiscal fourth quarter 2009, I am pleased to say we are seeing the positive impact of our newly focused global sales team and comprehensive cost reduction measures. These efforts are expected to translate directly into sequential improvements in our top and bottom line financial results. NetSol’s performance improvements are also being driven by some renewed strength on the customer demand side, particularly in the Asia Pacific region as well as among certain E-government contracts.  Overall, the strategic initiatives we put in place to manage the global economic downturn are yielding material traction, and with a solid global sales pipeline, we are setting a stronger foundation for NetSol in fiscal 2010.”

NetSol currently anticipates reporting its comprehensive fiscal fourth quarter and full year 2009 financial results in mid September 2009.  In line with the company’s regular reporting practices, the earnings reporting date as well as investor conference call and web cast details will be announced in advance via a public press release.

About  NetSol Technologies, Inc.

NetSol Technologies, Inc. (NASDAQ CM: NTWK) (NASDAQ DUBAI: NTWK) is a worldwide provider of global business services and enterprise application solutions. Since its inception in 1995, NetSol has used its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Specialized by industry, these product and services offerings include credit and finance portfolio management systems, hospital/healthcare information management systems (HIMS), SAP consulting and services, custom development, systems integration, and technical services for the global Financial, Healthcare, Insurance, Energy, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 27001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Maturity Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, utilities, technology providers, and government agencies. Headquartered in Emeryville, California, NetSol Technologies has operations and offices in Adelaide, Bangkok, Beijing, Lahore, London, and San Pedro Sula.

To learn more about NetSol Technologies, Inc., visit www.netsoltech.com

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NetSol Technologies, Inc. Forward-looking Statement

This press release may contain forward looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contacts:
Investor Relations
Christopher Chu
Grayling
Tel:   +1-646-284-9426
Email: christopher.chu@us.grayling.com